Exhibit (10.t)


                     SECOND (QUALIFICATION) AMENDMENT TO THE
                    MET-PRO CORPORATION SALARIED PENSION PLAN


        This Second (Qualification) Amendment to the Met-Pro Corporation Salaried Pension Plan (the "Plan") is made by Met-Pro Corporation (the "Company") and is effective as of September 1, 2000 (or other specified effective dates).

                              W I T N E S S E T H:


        WHEREAS, the Company maintains the Plan, amended and restated as of September 1, 2000 (and other effective dates) for its eligible employees;

        WHEREAS, Section 16.1 of the Plan permits the Company to amend the Plan; and

        WHEREAS, the Company desires to amend the Plan to make certain technical changes to comply with law as required by the Internal Revenue Service and to make other clarifying changes.

        NOW THEREFORE, the Plan is hereby amended, effective September 1, 2000 (or other specified effective dates) as follows:

        1. The following sentence is added to the end of the first paragraph of

                Section 1.21 of the Plan, effective January 1, 1997:

                (ii) As used herein, "Leased Employee" means any person who is not an employee and who provides services to the
                        Company: (a) under an agreement between the Company and the leasing organization, (b) such services have been performed by the person for the recipient (or for the recipient and related persons as defined in Code Section 414(n)) on a substantially full-time basis for at least one year, and (c) such services are performed under the primary direction and control of the Company. Notwithstanding, a "leased employee" shall be treated as an Employee of the Company


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                        solely to the extent  required under Code Section 414(n)
                        (but shall in no event be eligible to participate in the
                        Plan). However, "leased employees" shall not be treated as Employees of the Company to the extent permitted under Code Section 414(n) if the leased employees constitute no more than 20% of the Company's "non-highly compensated" work force, and the leasing organization
                        maintains  a  qualified   nonintegrated  money  purchase
                        pension plan in which: (a) at least 10% of compensation (within the meaning of Code Section 414(n)) contributed for each participant, (b) participants are immediately fully vested in all contributions, and (c) each leasing organization employee immediately participates.


        2.      Section 8.1(a) of the Plan is amended to read as follows:

                (a) a Single Life Annuity - an annuity payable in equal monthly installments to the retired Participant for his life; the Single Life Annuity shall be the normal form of payment for a single (unmarried) Participant; or

        3. Section 9.3 of the Plan is amended by deleting at the end thereof "the terms of which are specifically incorporated herein by reference."

        4. The following sentence is added to the end of Section 17.1(e) of the Plan:

                        Plans that have terminated within the last five (5) years of the determination date shall be included in the definition of Required Aggregation Group of Plans.


        IN WITNESS WHEREOF, the Company has caused this Second (Qualification) Amendment to be executed by its duly authorized officers this 23rd day of October, 2002.

                            [signature page follows]


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ATTEST:                                                 MET-PRO CORPORATION AND
                                                        PLAN ADMINISTRATOR




By: /s/ Gary J. Morgan                        By:   /s/ William L. Kacin
    -----------------------------                   ----------------------------



Title: Vice President - Finance               Title: President and CEO
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